Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Combined Statement of Additional Information, and to the incorporation by reference of our reports dated February 25, 2020 in the Registration Statement of Hartford HLS Series Fund II, Inc. filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 81 under the Securities Act of 1933 (Form N-1A No. 033-03920).

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

April 15, 2020